UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1 - Form of Nonstatutory Stock Option Agreement
EX-10.2 - Form of Restricted Stock Agreement

Item 1.01. Entry into a Material Definitive Agreement.

     On July 12, 2005, the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (“Alnylam”) elected James L. Vincent to the Board of Alnylam.

     In connection with the election of Mr. Vincent to the Board, on July 12, 2005, the Board of Alnylam granted to Mr. Vincent the following awards under the 2004 Stock Incentive Plan: (1) nonstatutory stock options to purchase 75,000 shares of common stock, $.01 par value per share (“Common Stock”), of Alnylam at an exercise price of $7.02 per share and (2) a restricted stock award, pursuant to which Mr. Vincent purchased 10,000 shares of Common Stock of Alnylam for a purchase price of $7.02 per share. The options vest as to one-third of the shares on each of the first, second and third anniversaries of the date of grant, subject to Mr. Vincent’s continued service as a member of the Board. The restricted stock vests in one week after Mr. Vincent’s election to the Board in the event that he continues to serve as a director at that time.

     The form of nonstatutory stock option agreement used in connection with these options is attached as Exhibit 10.1 hereto.

     The form of restricted stock agreement used in connection with this restricted stock award is attached as Exhibit 10.2 hereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) As described above, on July 12, 2005, the Board of Alnylam elected James L. Vincent to the Board of Alnylam. Mr. Vincent was elected to fill the vacancy on the Board and will serve as a Class II director with a term expiring at the annual meeting of stockholders of Alnylam held in 2006.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

          See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: July 13, 2005	By:	/s/ John M. Maraganore, Ph.D.
John M. Maraganore, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Nonstatutory Stock Option Agreement

10.2	Form of Restricted Stock Agreement